UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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☐	Soliciting Material Pursuant to §240.14a-12

Buffalo Wild Wings, Inc.

(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 2, 2017, Marcato Capital Management LP and certain affiliates issued the following press release and letter to shareholders, which was also posted on http://www.winningatwildwings.com:

MARCATO SENDS LETTER TO BUFFALO WILD WINGS SHAREHOLDERS

HIGHLIGHTING CONCERN OVER PROLONGED UNDERPERFORMANCE

Independent Analysts Disappointed with BWLD First Quarter 2017 Financial Results

Urges BWLD Shareholders to Vote for Marcato’s Nominees on the WHITE Proxy Card

San Francisco – May 2, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 6.1% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“Buffalo Wild Wings” or the “Company”), is today mailing a letter to Buffalo Wild Wings shareholders urging them to hold the Board and management accountable for unacceptable, persistent underperformance and to protect the value of their investments by voting the WHITE proxy card for the election of Scott Bergren, Sam Rovit, Lee Sanders and Mick McGuire in connection with the Company’s Annual Meeting on June 2, 2017.

The full text of the letter is below and available at www.WinningAtWildWings.com.

May 2, 2017

Dear Fellow Buffalo Wild Wings Shareholder,

We invested in Buffalo Wild Wings (“BWLD” or the “Company”) because we believed that the shares were significantly undervalued with the potential to increase meaningfully over a multi-year investment horizon. After spending the last year continuing our diligence on BWLD, including retaining industry experts as well as speaking with many industry executives, we believe there continues to be a number of major opportunities that your Company can capture to create sustainable value over the long term.

After BWLD’s management team and board repeatedly refused to engage in productive discussions with us regarding these opportunities, the Company – once again – delivered disappointing financial results for the first quarter of 2017. To add insult to injury, these poor results were the consequence of desperate actions by management to report positive sales in the short-term by discounting the Company’s most important and costly product: wings. If nothing else, these results revealed that the management team and incumbent directors have no long-term strategic plan to create value for you—the owners of Buffalo Wild Wings.

Here are the lowlights of the first quarter’s financial results.

•	Net earnings decreased 34.2% to $21.5 million versus $32.8 million in the first quarter of 2016.

•	Cash flow from operations decreased 36.6% to $48.9 million versus $77.1 million in the first quarter of 2016.

•	Earnings per diluted share decreased 27.7% to $1.25 versus $1.73 in the first quarter of 2016.

•	Adjusted earnings per diluted share – a newly-created metric that adds back “costs related to the identification of best practices and improving efficiencies” – decreased 19.1% to $1.44 versus $1.78 in the first quarter of 2016.

•	Reduced 2017 guidance with respect to numerous key metrics including same store sales and adjusted earnings per diluted share.

•	Despite the dramatic decline in profitability, CEO Sally Smith declared that she was “pleased” that same-store sales growth was positive in the quarter.

•	BWLD shares fell more than 3% in afterhours trading following the results that day.

After years of underperformance and missed targets, should we really be surprised by these subpar results? Under CEO Sally Smith’s leadership, shares of the Company’s common stock have underperformed virtually every relevant benchmark on a 1-year, 3-year and 5-year basis. These figures are what’s important and relevant to all of us – today’s holders of BWLD shares.

The Company continues to misdirect shareholders by touting the stock price increase since its IPO nearly 15 years ago. How is this relevant to the Company’s stockholders today? Nearly all of these stock gains happened prior to 2014. In recent years, under current leadership, the Company’s stock has underperformed because of poor strategy, failed execution, and the board’s total lack of oversight and accountability. Management has been promoting a story of future value creation, while at the exact same time, selling virtually all of their BWLD stock. In fact, BWLD’s top executives have cumulatively unloaded more than 29x the number of shares they owned the day BWLD went public, or approximately 92% of all shares they have been granted since the IPO.

Blaming everything except their own poor execution and ill-conceived plan for ‘sales driving initiatives’ that have only further eroded profit margins, the current Board and management team has proven to be incapable of turning around the Company and restoring this once-great brand back to its rightful place of prominence as a leader in the restaurant industry.

THE ONLY CONSENSUS TARGET

MANAGEMENT CAN ACHIEVE IS ANALYSTS’

DISCONTENT WITH THE STATUS QUO

Many of the securities analysts covering BWLD expressed disappointment and concern over the Company’s prolonged underperformance following its first quarter conference call. Specifically, they said:

“While BWLD’s strategy appears compelling on paper, operational missteps continue to drive a lack of confidence in BWLD’s outlook… issues seem to consistently crop up that make it difficult to have confidence in the strategy laid out by management…Although same store sales outpaced expectations in the quarter, BWLD effectively ‘bought the comp’ through heavy promotions at the expense of profitability”

Andrew Strelzik, BMO Capital Markets, April 26, 2017

“The Q1 report marked the tenth consecutive quarter of disappointing revenue/EPS performance for BWLD, underscoring the challenges in achieving profitable top-line growth within a difficult casual dining backdrop”

David Tarantino, Baird, April 27, 2017

“Bad news is good news?: Some might argue that there’s a silver lining to BWLD’s weakening trends, in that this increases the likelihood of activist influence and mgmt. change…We agree that recent trends increase the likelihood of leadership change, and getting new energy and fresh eyes/ideas on the [business] are a net positive”

Jason West, Credit Suisse, April 27, 2017

BUFFALO WILD WINGS OWNERS:

SEND THE MESSAGE THAT INFERIOR

PERFORMANCE IS UNACCEPTABLE

VOTE THE WHITE PROXY TODAY

We have nominated a slate of four highly-qualified director nominees, who not only have the extensive restaurant industry operating, strategic and financial expertise, but also the business savvy needed to turn Buffalo Wild Wings around. If elected, our nominees – Scott Bergren, Sam Rovit, Lee Sanders and Mick McGuire – will be committed to:

1.	Strengthen the Buffalo Wild Wings brand and strategy by creating a brand managed for and by franchisees;

2.	Recapture neglected operating margin opportunities;

3.	Create a comprehensive capital allocation framework that prioritizes maximizing returns on invested capital;

4.	Employ an efficient franchising plan focused on developing new growth opportunities for franchisees; and

5.	Realign management incentives for the benefit of all stakeholders – employees, franchisees, customers and shareholders

We believe that under our proposal to increase to a 90% franchised model, BWLD’s share price could be greater than $400 by 2021.

WE BELIEVE BWLD’S STOCK PRICE COULD RISE BY

MORE THAN 2-3X UNDER MARCATO’S PROPOSAL

POTENTIAL VALUE CREATION FOR BUFFALO WILD WINGS  |  2016A – 2021E

Source: Marcato’s June 2016 presentation to BWLD management. Market data as of 4/19/17.

Note: Status quo case from June 2016 assumed no refranchising and no impact from leveraged share buyback announced subsequently by management.

WE URGE YOU TO VOTE THE WHITE PROXY CARD IN SUPPORT OF MARCATO’S FOUR HIGHLY-QUALIFIED NOMINEES

TOGETHER, WE CAN MAKE

BUFFALO WILD WINGS A WINNING COMPANY AGAIN.

PLEASE VOTE YOUR WHITE PROXY CARD TODAY.

Sincerely,

Mick McGuire
Managing Partner
Marcato Capital Management LP

YOUR VOTE IS IMPORTANT, NO MATTER HOW

MANY OR HOW FEW SHARES YOU OWN!

Please vote today by telephone, via the Internet or

by signing, dating and returning the enclosed WHITE proxy card.

Simply follow the easy instructions on the WHITE proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER: Please simply discard any Yellow proxy card that you may receive from Buffalo Wild Wings. Returning a Yellow proxy card – even if you “withhold”

on the Company’s nominees – will revoke any vote you had previously submitted on Marcato’s WHITE proxy card.

Media:

Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein

Gasthalter & Co.

(212) 257-4170

Investors:

Scott Winter/Larry Miller

Innisfree M&A Incorporated

(212) 750-5833

FORWARD LOOKING STATEMENTS

The press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect Marcato’s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund Ltd. (“Marcato International”), together with the other participants in Marcato International’s proxy solicitation, have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying WHITE proxy card to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Buffalo Wild Wings, Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Marcato International’s proxy solicitation. These materials and other materials filed by Marcato International with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato International with the SEC are also available, without charge, by directing a request to Marcato International’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of the Company (the “Common Stock”), representing approximately 5.9% of the outstanding shares of Common Stock and Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and Marcato Special Opportunities Fund, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.